UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

OPSWARE INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2004, Opsware Inc. (“Opsware”) entered into an Agreement and Plan of Reorganization with Rendition Networks, Inc. (“Rendition”) pursuant to which Opsware agreed to acquire all of Rendition’s outstanding capital stock in exchange for $15 million in cash and approximately 2.68 million shares of Opsware common stock. In addition, Rendition’s existing cash, after certain adjustments, will be distributed to its stockholders at closing in the form of a dividend, not expected to exceed $7 million. Furthermore, $6 million in cash will be deposited in escrow for a period of up to 18 months as security against breaches of representations, warranties and covenants and other indemnification obligations by Rendition pursuant to the merger agreement. Completion of the transaction is subject to customary closing conditions, including regulatory approval and the approval of Rendition’s stockholders.

Item 9.01: Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Title or Description
99.01	Press Release dated December 2, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2004	OPSWARE INC.

	By:	/s/ Sharlene P. Abrams
Sharlene P. Abrams
Chief Financial Officer
(Duly Authorized Officer and Principal
Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.01	Press Release dated December 2, 2004.